UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Manufactured Housing Properties Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

MANUFACTURED HOUSING PROPERTIES INC.

136 Main Street

Pineville, NC 28134

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying information statement is furnished to holders of shares of common stock of Manufactured Housing Properties Inc. (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our common stock.

On May 19, 2022, our board of directors terminated Michael Z. Anise’s employment with us for cause and removed him from the position of Chief Operating Officer. The board also recommended that stockholders remove Mr. Anise from the board.

On May 26, 2022, Gvest Real Estate Capital LLC consented in writing to remove Mr. Anise from the board. As of such date, Gvest Real Estate Capital LLC held 8,574,282 shares of our common stock, representing approximately 69% of our outstanding shares eligible to vote on this matter.

This notice and the accompanying information statement are being furnished to you to inform you that the removal of Mr. Anise from the board has been approved by stockholders. The board of directors is not soliciting your proxy in connection with this matter and proxies are not requested from stockholders.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, Mr. Anise’s removal will not become effective until 20 calendar days following the date on which the information statement is first mailed to our stockholders. You are urged to read the information statement in its entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Raymond M. Gee
Raymond M. Gee
Chairman and Chief Executive Officer

June 15, 2022

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT JUNE 20, 2022

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

MANUFACTURED HOUSING PROPERTIES INC.

136 Main Street

Pineville, NC 28134

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is first being mailed on or about June 20, 2022 to the holders of record of the outstanding common stock of Manufactured Housing Properties Inc., a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on May 26, 2022, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information statement relates to a written consent of stockholders in lieu of a meeting, dated May 26, 2022 (the “Written Consent”).

On May 19, 2022, our board of directors terminated Michael Z. Anise’s employment with us for cause and removed him from the position of Chief Operating Officer. The board also recommended that stockholders remove Mr. Anise from the board.

On May 26, 2022, Gvest Real Estate Capital LLC (“Gvest”), an entity controlled by our Chairman and Chief Executive Officer, executed the Written Consent to remove Mr. Anise from the board. As of such date, Gvest held 8,574,282 shares of our common stock, representing approximately 69% of our outstanding shares eligible to vote on this matter.

The Written Consent is sufficient under the Nevada Revised Statutes (the “NRS”), our amended and restated articles of incorporation and our amended and restated bylaws to approve the removal of Mr. Anise from the board.  Accordingly, his removal will not be submitted to the other stockholders of our company for a vote, and this information statement is being furnished to such other stockholders to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, Mr. Anise’s removal will not become effective until 20 calendar days following the date on which this information statement is first mailed to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On May 19, 2022, our board of directors recommended that stockholders remove Mr. Anise from the board. In connection with the adoption of these resolutions, our board of directors elected to seek the written consent of stockholders in order to reduce costs and implement Mr. Anise’s removal in a timely manner. On May 26, 2022, Gvest executed and delivered the Written Consent to us.

Pursuant to the NRS and our amended and restated bylaws, any action permitted or required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders of the capital stock of our company entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the NRS, any director may be removed as a director only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Holders of shares of our common stock are entitled to one (1) vote per share. The holders of our series A cumulative convertible preferred stock, series B cumulative redeemable preferred stock and series C cumulative redeemable preferred stock are not entitled to vote on the removal of directors. As of the record date, May 26, 2022, there were 12,412,013 shares of common stock issued and outstanding, of which 8,574,282 shares, or 69%, were held by Gvest.

Accordingly, we have obtained all necessary corporate approvals in connection with the removal of Mr. Anise from the board. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to Mr. Anise’s removal. All necessary corporate approvals have been obtained. This information statement is furnished solely for the purposes of advising stockholders of the action taken by the Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by Gvest was by written consent, there will be no stockholders meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

REMOVAL OF DIRECTOR

On May 26, 2022, Gvest executed and delivered the Written Consent to us which adopted resolutions providing for the removal of Michael Anise from his position as a director of our company.

No director or executive officer of our company at any time since the beginning of the last fiscal year has any interest Mr. Anise’s removal.

Stockholders are not entitled to appraisal rights under the NRS in connection with Mr. Anise’s removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 26, 2022 by (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 136 Main Street, Pineville, NC 28134.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Raymond M. Gee, Chairman and Chief Executive Officer (3)	Common Stock	8,594,282	69.24%
Jay Wardlaw, President and Director	Common Stock	0	*
Chelsea H. Gee, Chief Financial Officer (4)	Common Stock	33,334	*
Adam A. Martin, Chief Investment Officer (5)	Common Stock	240,000	1.90%
William H. Carter, Director	Common Stock	20,000	*
Richard M. Gee, Director	Common Stock	0	*
James L. Johnson, Director (6)	Common Stock	72,911	*
Terry Robertson, Director	Common Stock	20,000	*
All directors and officers as a group (8 persons named above)	Common Stock	8,980,527	72.32%
Michael P. Kelly (7)	Common Stock	2,145,000	17.29%
Joseph Jackson (8)	Common Stock	1,254,506	10.11%

*	Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our common stock.

(2)	A total of 12,412,013 shares of common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 26, 2022. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 20,000 shares of common stock held directly and 8,574,282 shares of common stock held by Gvest. Raymond M. Gee is the Managing Member of Gvest and has voting and investment control over the shares held by it.

(4)	Consists of 33,334 shares of common stock which Mrs. Gee has the right to acquire within 60 days through the exercise of vested options.

(5)	Consists of 240,000 shares of common stock which Mr. Martin has the right to acquire within 60 days through the exercise of vested options.

(6)	Includes 20,000 shares of common stock issuable upon the conversion of 20,000 shares of series A cumulative convertible preferred stock held by Mr. Johnson.

(7)	Represents 2,000,000 shares held by The Raymond M. Gee Irrevocable Trust and 145,000 shares held by The Mariana Vega Ortega Irrevocable Trust. Michael P. Kelly is the Trustee of both trusts and has voting and investment control over the shares held by them.

(8)	Represents shares held by Metrolina Loan Holdings, LLC. Joseph Jackson is the Managing Member of Metrolina Loan Holdings, LLC and has voting and investment control over the shares held by it. The address of Metrolina Loan Holdings, LLC is 108 Gateway Blvd, Suite 104, Mooresville, NC 28117

We do not currently have any arrangements which if consummated may result in a change of control of our company.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This information statement is being mailed to you on or about June 20, 2022. We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock.

Our board of directors established May 26, 2022 as the record date for the determination of stockholders entitled to receive this information statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

Manufactured Housing Properties Inc.

136 Main Street

Pineville, NC 28134

Attn: Corporate Secretary

Phone: (980) 273-1702

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.mhproperties.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this information statement and is not incorporated by reference into this information statement.

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